FIRST MODIFICATION TO
                 FOURTH AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST MODIFICATION TO FOURTH AMENDMENT TO CREDIT AGREEMENT ("Modification"), dated as of November 2, 1998, is among DARLING INTERNATIONAL INC. ("Borrower"), the banks or other lending institutions which are a signatory hereto (individually, a "Bank" and, collectively, the "Banks"), COMERICA BANK, CREDIT LYONNAIS NEW YORK BRANCH and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, each individually as a Bank and as a co-agent and BANKBOSTON, N.A., individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                            RECITALS:

     Borrower, the Banks and the Agent have entered into that certain Credit Agreement dated as of June 5, 1997 (as amended by that certain First Amendment to Pledge Agreement and Credit Agreement dated November 10, 1997 between the Borrower and the Agent, that certain Second Amendment to Pledge Agreement and Credit Agreement dated March 6, 1998 among the Borrower, the Banks and the Agent, that certain Third Amendment to Credit Agreement dated June 30, 1998 among the Borrower, the Banks and the Agent, that certain Fourth Amendment to Credit Agreement dated as of October 2, 1998 among the Borrower, the Banks and the Agent (the "Fourth Amendment") and as the same may hereafter be amended or otherwise modified, the "Credit Agreement").

     As set forth in the Fourth Amendment, the Agent has advised Borrower of the Net Worth Default (as defined in the Fourth Amendment) and Borrower has notified the Agent and the Banks of the Potential Defaults (as defined in the Fourth Amendment).

     Pursuant to the Fourth Amendment, the Agent and the Banks agreed to the Forbearance (as defined in the Fourth Amendment), until November 9, 1998. Borrower has requested that the Agent and the Banks extend the Forbearance Termination Date (as defined in the Fourth Amendment) from November 9, 1998 to December 14, 1998 in order to allow Borrower, the Banks and the Agent additional time possibly to agree to an amendment to the Credit Agreement satisfactory to all parties to address the Existing Defaults (as defined in the Fourth Amendment).

     The Agent and the Banks are willing to extend the Forbearance Termination Date on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof and conditioned upon the execution of this Modification by Borrower, each Obligated Party and all the Banks on or prior to November 2, 1998:

                            ARTICLE 1

                           Definitions

     Section 1.1 Definitions. Capitalized terms used in this Modification, to the extent not otherwise defined herein, shall have the same meanings as in the Fourth Amendment or the Credit Agreement.

                            ARTICLE 2

                          Modifications

     Section 2.1 Modification to Section 3.1 of the Fourth Amendment. Effective as of the date hereof, Section 3.1 of the Fourth Amendment is hereby amended in its entirety to read as follows:

          Section 3.1 Forbearance; Obligations to Extend Credit. Subject to the terms and provisions of this Amendment, Agent and each Bank agrees, until December 14, 1998, (i) to forbear from exercising any of their rights and remedies arising under the Loan Documents or otherwise as a result of the Existing Defaults (the "Forbearance") and (ii) to continue to extend credit to Borrower and allow Borrower to Continue Libor Accounts and Convert Base Rate Accounts to Libor Accounts under the terms of the Credit Agreement (as amended hereby) notwithstanding the fact that pursuant to subsections 7.2(a) and 4.5(c) the Banks have no obligation to do so as a result of the Existing Defaults. Notwithstanding the Forbearance, as a result of the Existing Defaults neither Borrower nor any Subsidiary shall be allowed to enter into any of the transactions permitted by the exceptions set forth in Sections 10.3 or 10.4(i) of the Credit Agreement which are conditioned on no Default existing. However, Borrower and the Subsidiaries shall be allowed to enter into the transactions permitted by the exceptions set forth in Section 10.8 of the Credit Agreement which are conditioned on no Default existing notwithstanding the Existing Defaults until December 14, 1998.

     Section 2.2 Modification to Section 3.2 of the Fourth Amendment. Effective as of the date hereof, Section 3.2 of the Fourth Amendment is hereby amended in its entirety to read as follows:

          Section 3.2 Termination of Forbearance. This Amendment does not constitute a waiver or forbearance with respect to any Default other than the Existing Defaults. In the event that prior to December 14, 1998 any further Defaults occur under the Credit Agreement (i.e., other than the Existing Defaults), then the Agent and the Banks shall have the right and option, in their discretion and without notice to Borrower or any Obligated Party, to (i) terminate the Forbearance, (ii) refuse to extend additional credit to Borrower under the Loan Documents, (iii) prohibit Borrower from Converting and Continuing Accounts and (iv) exercise any and all of the rights and remedies under the Loan Documents or otherwise arising as a result of such Existing Defaults (the earlier of December 14, 1998 or the date of the termination of the Forbearance under this Section 3.2, herein the "Forbearance Termination Date").

                            ARTICLE 3

                        Asset Dispositions

     Section 3.1 Disposition of Russellville, Arkansas Property. Pursuant to that certain spiral bound booklet entitled "Bank Meeting, Thursday September 17, 1998," prepared by the Borrower and distributed to the Banks, the Borrower provided the Banks notice that the Borrower anticipated selling its property located in Russellville, Arkansas (the "Arkansas Property") by September 30, 1998. The anticipated closing date of the sale of the Arkansas Property is now anticipated to be sometime during the first week of November 1998. Borrower has requested that the Required Banks consent to the Borrower's departure from clause (e) (ii) of Section 10.8 of the Credit Agreement (the "Applicable Covenant") in order to permit the sale of the Arkansas Property because the Applicable Covenant requires that the Borrower provide certifications demonstrating compliance with subclauses (iii) and (iv) of clause (e) not less than ten (10) Business Days prior to the date of the proposed disposition. As of the date hereof, the disposition of the Arkansas Property is anticipated to occur prior to the expiration of ten (10) Business Days and the Borrower has not provided the certifications required by the Applicable Covenant.

     Section 3.2 Consent to Disposition of Russellville, Arkansas Property. Subject to the other terms of this Modification (including, without limitation, Section 3.3 hereof), each of the undersigned Banks consent to Borrower's departure from the Applicable Covenant as specifically described above for purposes of permitting the sale of the Arkansas Property prior to the expiration of the ten (10) Business Day period required by the Applicable Covenant and agree that such departure will not result in a Default.

     Section 3.3    No Waiver: Application of Proceeds.   To induce the Banks to
agree to the terms of Section 3.2 of this Modification, Borrower:

          (a) Agrees that the consent set forth in Section 3.2 shall not be deemed a consent to the departure from or waiver of (i) the Applicable Covenant for any purpose other than to permit the sale of the Arkansas Property or (ii) any other covenant or condition in any Loan Document or
     (iii) any Default that otherwise may arise as a result of the sale of the Arkansas Property. The failure to comply with the Applicable Covenant for any other disposition of assets limited thereby shall constitute an Event of Default;

          (b) Agrees that the Net Proceeds of the sale of the Arkansas Property and the Net Proceeds of the sale of any other property sold under the permissions of clauses (d) and (e) of Section 10.8 of the Credit Agreement shall be applied within two (2) Business Days of the receipt thereof as a prepayment on the Loans, to be applied first to the installments due under the Term Loan in the inverse order of maturity and in accordance with
     Section 5.4 of the Credit Agreement and after the Term Loan is paid in full, to the Revolving Loans with a permanent reduction of the Revolving Commitments in the aggregate amount of each such prepayment made on the Revolving Loans (the term "Net Proceeds" means the cash proceeds received by Borrower or any Subsidiary from any disposition of assets (including payments under notes or other debt securities received in connection with any disposition of assets) net of (i) the costs of such disposition (including taxes, brokerage fees, attorneys' fees and other professional fees attributable thereto) and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a lien, security interest, claim or encumbrance on the asset or property disposed); and

          (c) Certifies in accordance with Section 10.8 (e) (ii) of the Credit Agreement as follows:

               (i) the sales price for the Arkansas Property (as determined in accordance with the applicable sale agreement) does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000); and

               (ii) the aggregate sales prices for all the assets sold (as determined in accordance with the applicable sale agreements) in the current Loan Year under the permissions of clause (e) of Section 10.8 of the Credit Agreement does not exceed the Annual Cap for this Loan Year.

The Banks agree that the Net Proceeds from the sale of the Arkansas Property or any other property sold under the permissions of clauses (d) and (e) of Section
10.8 of the Credit Agreement (as applied to installments due under the Term Loan in the inverse order of maturity) will be credited against any mandatory prepayment of the Term Loan which may be required in any amendment to the Credit Agreement in the order in which such mandatory prepayments are established to be due. The Borrower acknowledges that the Banks have not agreed to, and have no obligation to agree to, any such amendment to the Credit Agreement.

                            ARTICLE 4

                          Miscellaneous

     Section 4.1 Ratifications. The terms and provisions set forth in this Modification shall modify and supersede all inconsistent terms and provisions set forth in the Fourth Amendment and except as expressly modified and superseded by this Modification, the terms and provisions of the Fourth
Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Agent and each Bank agree that the Fourth Amendment, the Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     Section 4.2 Representations and Warranties. Borrower hereby represents and warrants to the Agent and each Bank that (i) the execution, delivery and performance of this Modification has been authorized by all requisite action on the part of Borrower and each Obligated Party, (ii) except for the existence of the Existing Defaults and any matters disclosed to the Banks and the Agent in that certain spiral bound booklet entitled "Bank Meeting, Thursday September 17, 1998," the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except with respect to any representations or warranties limited by their terms to a specific date), (iii) except for the Existing Defaults, no Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be a Default, (iv) except for the Existing Defaults, Borrower and each Obligated Party are in full compliance with all covenants and agreements contained in the Loan Documents, and (v) as of the date hereof, there are no claims or offsets against or defenses or counterclaims to the obligations of Borrower or any Obligated Party under the Loan Documents. TO INDUCE THE AGENT AND THE BANKS TO ENTER INTO THIS MODIFICATION, THE BORROWER AND EACH OBLIGATED PARTY (by its execution of this Modification) WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND AGREE TO STRICTLY COMPLY WITH THE TERMS OF THE LOAN DOCUMENTS.

     Section 4.3 Survival of Representations and Warranties. All representations and warranties made in this Modification shall survive the execution and delivery of this Modification and the other Loan Documents, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them.

     Section 4.4 Severability. Any provision of this Modification held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Modification and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 4.5  Applicable Law.   This Modification  shall  be governed by and
construed in accordance with the laws of the State of Texas.

     Section 4.6 Successors and Assigns. This Modification is binding upon and shall inure to the benefit of the Agent, the Banks and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

     Section 4.7 Counterparts. This Modification may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

     Section 4.8 Effect of Waiver. No consent or waiver, express or implied, by the Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 4.9 Headings. The headings, captions, and arrangements used in this Modification are for convenience only and shall not affect the interpretation of this Modification.

     Section 4.10 ENTIRE AGREEMENT. THIS MODIFICATION EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS MODIFICATION, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Executed as of the date first written above.

                             Borrower:

                             DARLING INTERNATIONAL INC.


                             By:
                                   Brad Phillips, Treasurer

                             AGENT:

                             BANKBOSTON, N.A., individually as a Bank and as the Agent


                             By:
                              Stephen Y. McGehee, Managing Director

                              CO-AGENTS:

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:
                                   Name:
                                   Title:

                              COMERICA BANK


                              By:
                                   Name:
                                   Title:

                              WELLS FARGO BANK (TEXAS),
                              NATIONAL ASSOCIATION


                              By:
                                   Name:
                                   Title:

                              OTHER BANKS:

     Each of the undersigned Obligated Parties consents and agrees to this Modification (including, without limitation, Section 4.2) and agrees that the Guaranty to which it is a party shall remain in full force and effect and shall continue to be its legal, valid and binding obligation enforceable against it in accordance with its terms.

                                   Obligated Parties:

                                   International Processing Corporation
                                   International Transportation Service, Inc.
                                   The Standard Tallow Corporation
                                   Darling Restaurant Services Inc.
                                   Esteem Products Inc.

                                   By:
                                     Brad Phillips, Treasurer of each
                                      Obligated Party


                              ARTICLE 5